Exhibit 10.1
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT
This subscription agreement (including all appendices hereto, this “Subscription Agreement”) relates to the offering of shares of Class F common stock of Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation (the “Company”). Prior to completing this Subscription Agreement, you should read the Confidential Private Placement Memorandum of the Company, dated August 30, 2023, as supplemented by an initial Supplement thereto, dated September 15, 2023, Supplement No. 2 thereto, dated October 16, 2023 and Supplement No. 3 thereto, dated November 15, 2023, and a Special Supplement with respect to Shares of Class F Common Stock, dated November 29, 2023 (as further amended or supplemented from time to time, including all schedules, exhibits and attachments thereto, the “Memorandum”).
You must take the following steps to subscribe for shares of Class F common stock of the Company:
1.Carefully review the Memorandum and this Subscription Agreement.
2.Execute a signature page to this Subscription Agreement.
3.Complete, and execute a signature page to, the Subscriber Questionnaire attached here to as Annex A.
4.Complete and sign an appropriate U.S. Internal Revenue Service (“IRS”) tax form (subscribers should consult an independent tax advisor to determine which IRS form is appropriate).
5.Provide appropriate certified resolutions, or other appropriate evidence of authorization, authorizing this subscription and identifying the persons empowered to sign the applicable subscription documents. In addition to the foregoing, investors may be reasonably requested to furnish other or additional documentation evidencing the authority to invest in the Company.
6.Return each of (i) an executed signature page to this Subscription Agreement, (ii) a completed and executed Subscriber Questionnaire, (iii) an appropriate IRS tax form, (iv) the appropriate evidence of authorization, and (v) any other materials reasonably requested pursuant to this Subscription Agreement (collectively, the “Subscription Documents”), by email as a .PDF file to the person set forth below.
Liz Day
Senior Counsel
Invesco
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
T: (972) 715-7475
liz.day@invesco.com

Inquiries regarding the Subscription Documents should be directed to Liz Day at (972) 715-7475 (email: liz.day@invesco.com).

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INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

SUBSCRIPTION AGREEMENT
December 5, 2023
Invesco Commercial Real Estate Finance Trust, Inc.
2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
1.Commitment to Purchase Shares.
1.1The undersigned subscriber (the “Subscriber”) hereby irrevocably and unconditionally subscribes for and agrees to purchase shares of the Company’s Class F common stock, par value $0.01 per share (“Class F Shares”), with an aggregate purchase price of up to $200,000,000 (the Class F Shares to be purchased hereby, the “Shares,” and such subscription, the “Capital Commitment”), subject to the terms and conditions set forth in this Subscription Agreement. As of any date, the amount of the Capital Commitment minus the aggregate purchase price paid by the Subscriber with respect to the Shares purchased by the Subscriber as of such date pursuant to all previous Purchase Notices (as defined below) is referred to herein as the “Unfunded Capital Commitment” of the Subscriber.
1.2The Subscriber shall purchase the Shares at one or more closings (“Closings”) held by the Company during the period (the “Commitment Period”) beginning on the date hereof and ending on the date that is twelve (12) months from the date of this Subscription Agreement (the “Effective Date”). During the Commitment Period, the Company shall deliver written notice to the Subscriber of each Closing at least eight (8) Business Days (as defined below) prior to the date of such Closing (a “Purchase Notice”). Each Purchase Notice shall set forth at a minimum (i) the date of the Closing to which the Purchase Notice relates, (ii) the aggregate purchase price of the Shares to be purchased by the Subscriber at the Closing to which the Purchase Notice relates, (iii) the per Share purchase price of the Shares to be purchased by the Subscriber at the Closing to which the Purchase Notice relates, and (iv) the account to which the purchase price should be wired. For the avoidance of doubt, there shall be no limit on the number of Closings held during the Commitment Period, provided that in no event shall the aggregate purchase price of the Shares purchased pursuant hereto exceed the Capital Commitment. As used herein, “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
1.3The purchase price per Share for the Shares purchased at the initial Closing (the “Initial Closing”) shall equal the purchase price per share for shares of Class E common stock of the Company as of the Initial Closing. At each Closing subsequent to the Initial Closing, the purchase price per Share (as set forth in the Purchase Notice delivered with respect to such Closing) will equal the Company’s net asset value (“NAV”) per Class F Share as of the end of the immediately prior month, as determined monthly in accordance with the guidelines and procedures adopted by the Company (as set forth in the Memorandum); provided, however, that if the Company determines that there has been a material change (positive or negative) to the NAV per Class F Share since the end of the prior month, the purchase price per Share shall be based on a transaction price that the Company believes reflects the NAV per Share more appropriately than the prior month’s NAV per Class F Share, the determination of which

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is explained in detail in the applicable Purchase Notice delivered to the Subscriber together with a copy of any applicable report from the Independent Appraiser supporting such adjustment. The aggregate purchase price payable for the Shares acquired at each Closing shall be payable to the Company by wire transfer of immediately available funds in U.S. dollars (in accordance with the written wire transfer instructions specified in advance by the Company in a Purchase Notice) or such other means mutually approved by the Company and the Subscriber in writing at or prior to the Closing.
2.Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows:
2.1The Subscriber is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. The Subscriber has all requisite power and authority to purchase the Shares, execute and deliver this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to the Subscriber or any investment guideline or restriction applicable to the Subscriber. The person executing this Subscription Agreement on behalf of the Subscriber is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Subscriber in connection herewith have been duly authorized, executed, and delivered by the Subscriber, and are the legal, valid, and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.
2.2The Subscriber has carefully reviewed this Subscription Agreement and the Memorandum and, to the extent it deemed necessary, has discussed this Subscription Agreement and the Memorandum with its counsel and advisers. The Subscriber acknowledges that, prior to executing this Subscription Agreement, the Subscriber has had the opportunity to ask questions of and receive answers or obtain additional information necessary to verify the accuracy of information furnished by the Company from representatives of the Company concerning the Company and the terms and conditions of an investment in the Shares.
2.3The Subscriber acknowledges that the purchase of the Shares involves various risks, including the risks outlined in the Memorandum and in this Subscription Agreement, and that the Subscriber is able to bear any loss associated with an investment in the Shares.
2.4The Subscriber is not relying on any communication (written or oral) of the Company, Invesco Advisers, Inc. (the “Adviser”) or any of their respective affiliates as investment or tax advice or as a recommendation to purchase the Shares. The Subscriber acknowledges that information provided in the Memorandum or otherwise by the Company, the Adviser or any of their respective affiliates shall not be considered investment or tax advice or a recommendation to purchase the Shares, and that none of the Company, the Adviser or their respective affiliates is acting or has acted as an advisor to the Subscriber in deciding to invest in the Shares. The Subscriber acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of an investment in the Shares. Neither the Company, the Adviser nor any of

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their respective affiliates has exercised any discretionary authority or control with respect to the Subscriber’s purchase of the Shares as contemplated by this Subscription Agreement or rendered any investment advice to the Subscriber based upon the Subscriber’s financial circumstances, goals, investment policies, strategy or overall portfolio composition or diversification.
2.5The Subscriber, either individually or together with the Subscriber’s financial advisors in this transaction, has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Shares and making an informed investment decision with respect thereto. With the assistance of the Subscriber’s professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares. The Subscriber is able to bear the substantial economic risks related to an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.
2.6The Subscriber is acquiring the Shares solely for the Subscriber’s own beneficial account, for investment purposes only, and not with a view towards, or with any intention of, any distribution or resale of the Shares, except in compliance with applicable securities laws.
2.7The Subscriber acknowledges that the Company has not registered the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from such registration provided by the Securities Act and the State Acts, and that the Company’s reliance upon such exemptions from registration depends, in part, upon the representations, warranties and agreements of the Subscriber set forth in this Subscription Agreement.
2.8The Subscriber acknowledges that the Shares may not be sold, transferred, exchanged, pledged, hypothecated or otherwise disposed of except pursuant to a registration of the Shares under the Securities Act and all applicable State Acts, or in transactions which are exempt from the registration provisions of the Securities Act and all applicable State Acts, and that the Subscriber has no right to require the Company or any other party to seek such registration of the Shares. The Subscriber further acknowledges that the Shares are subject to significant restrictions on transferability and ownership set forth in the Company’s Articles of Amendment and Restatement, dated as March 23, 2023 and filed with the State of Maryland Department of Assessments and Taxation on April 4, 2023 (as may be amended or restated, the “Articles”), and that the Subscriber has no present intent to attempt to sell, transfer or otherwise dispose of the Shares.
2.9The Subscriber is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and (b) a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules thereunder. Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber agrees to furnish additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state and non-U.S. securities laws, rules and regulations in connection with the purchase and sale of the Shares.
2.10The Subscriber acknowledges that neither the Company nor any other person offered to sell Shares to it by means of, and the Subscriber is not investing in the

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Shares as a result of, any form of general solicitation or advertising, including but not limited to: (a) the Company’s registration statement on Form 10, including any amendments or supplements thereto, as filed with the Securities and Exchange Commission; (b) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including any Internet site whose information about the Company is not password protected) or broadcast over television or radio or (c) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
2.11Subscriber acknowledges that the Company will not issue physical certificates for the Shares and that the Shares will be recorded on the books and records of the Company and the Company’s transfer agent.
2.12The Subscriber acknowledges and agrees that this subscription will become irrevocable at the time of its submission to the Company and that this subscription may not be withdrawn, in whole or in part, by the Subscriber.
2.13The Subscriber acknowledges that the Company has not and does not intend to register as an investment company under the Investment Company Act. The Subscriber understands that it will not be afforded the protections provided to investors in registered investment companies under the Investment Company Act.
2.14ERISA.
(a)The Subscriber is not, and is not acquiring and will not hold the Shares with the assets of or on behalf of a Benefit Plan Investor.
“Benefit Plan Investor” means (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, U.S. pension and profit-sharing plans); (ii) a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, individual retirement accounts and Keogh plans); or (iii) an entity or account (including, without limitation, insurance company general accounts) deemed to hold the assets of one or more such employee benefit plans or plans.
(b)If the Subscriber is a governmental plan, a non-U.S. plan or other employee benefit plan, account or arrangement that is not subject to the fiduciary provisions of ERISA or Section 4975 of the Code (“Plans”), the Subscriber makes the following representations, warranties and covenants:
(i)In connection with the Plan’s decision to commit assets of the Plan for investment in the Company and the Plan’s holding or disposition of its Shares, the Plan was and will be represented by a fiduciary who is independent of the Company, the Adviser, their respective affiliates and their respective shareholders, partners, members, manager, directors, officers, employees, trustees, agents and representatives (“Covered Persons”) (“Fiduciary”), and the Fiduciary (A) is duly authorized to represent the Plan and has not relied on any advice or recommendations of any Covered Person, (B) in consultation with its advisers, has carefully considered the impact of any applicable law that is similar to ERISA or Section 4975 of the Code on the Plan’s investment in the Company or holding or disposition of the Plan’s Shares, as applicable, (C) is capable of evaluating investment risks independently, both in

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general and with regard to the decision to commit assets of the Subscriber for investment in the Company or the holding or disposition of the Plan’s Shares, as applicable, and the investment strategies of the Company, and (D) is a fiduciary under any applicable law that is similar to ERISA or Section 4975 of the Code with respect to the investment decision to invest the Subscriber’s assets in the Company or the holding or disposition of the Plan’s Shares, as applicable, and is responsible for exercising independent judgment in evaluating the Plan’s investment in the Company, or the holding or disposition of the Plan’s Shares, as applicable, and the investment strategies of the Company on behalf of the Subscriber;
(ii)(A) the Subscriber and its Fiduciary have read the Memorandum and understand that the Covered Persons receive compensation in connection with their services to the Company and, as a result, have financial interests that preclude them from (I) providing impartial investment advice to the Plan or its Fiduciaries or (II) otherwise acting as a fiduciary on behalf of the Plan in connection with an investment in the Company or the holding or disposition of Shares, (B) no Covered Person has exercised any discretionary authority or control with respect to the Plan’s investment in the Company and the Subscriber understands and acknowledges that no Covered Person will exercise any such authority with respect to the Plan’s holding or disposition of its Shares, and (C) no Covered Person has rendered any investment advice or made any recommendation in a fiduciary capacity to the Plan with respect to the Plan’s commitment to invest in the Company and the investment program thereunder and the Subscriber understands and acknowledges that no Covered Person will render any such advice or recommendation with respect to the Plan’s holding or disposition of its Shares;
(iii)It is intended that the Company will not hold plan assets of the Plan and that no Covered Person has or will be acting as a fiduciary to the Plan under any applicable law governing the Plan (nor has any Covered Person acknowledged or represented that it has or will be so acting as a fiduciary), with respect to either (A) the Plan’s acquisition, retention or disposition of its investment in the Company or (B) the management or operation of the business or assets of the Company. It also confirms that there is no rule, regulation, or requirement applicable to such Subscriber that is inconsistent with the foregoing description of the Covered Persons;
(iv)The execution and delivery by the Plan, and compliance by the Plan with the Subscription Documents (including all appendices, attachments or exhibits hereto) and each other document required to be, or that is otherwise, executed and delivered by the Plan in connection with this subscription for Shares, and the contemplated investment program and operations of the Company, do not conflict with, or constitute a default under, any instruments or applicable guidelines governing the Plan, any applicable law, regulation or order, or any agreement to which the Plan is a party or by which the Plan is bound. The Subscriber shall promptly

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advise the Company in writing of any changes of which it becomes aware in any governing law or any regulations thereunder or interpretations thereof that are specific and exclusive to public pension funds located in the State of Texas affecting the duties, responsibilities, liabilities or obligations of any Covered Person with respect to the Plan. This Subscription Agreement has been duly executed by the Plan and constitutes, and when the Plan is admitted as a shareholder, will constitute, a valid and legally binding agreement of the Plan;
(v)The acquisition and holding of Shares by the Subscriber will not, in the case of a Plan that is subject to a law that is similar to ERISA or Section 4975 of the Code, result in or give rise to a violation of such similar law;
(vi)(A) The information provided in Section 2.15 is true and accurate as of the date hereof, (B) such information will remain true and accurate for so long as the Subscriber holds Shares in the Company and (C) it will promptly notify the Company if the Plan has any reason to believe that it is or may be in material breach of the foregoing representation and covenant; and
(vii)Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber will provide additional information reasonably requested by any Covered Person for purposes of compliance with applicable law.
2.15Anti-Money Laundering Regulations.
(a)The Subscriber acknowledges that: (1) the Company may be subject to certain provisions of the Bank Secrecy Act (31 U.S.C. §5311 et seq.) as amended (“Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 (the “PATRIOT Act”), including, but not limited to, Title III thereof (the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001) (“Title III”), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) and other similar laws of the United States; and (2) to comply with applicable U.S. anti-money laundering legislation and regulations, all payments by the Subscriber to the Company and all distributions to the Subscriber from the Company will only be made in the Subscriber’s name and to and from a bank account of a bank based in or incorporated under the laws of the United States or a bank that (i) is not a “foreign shell bank” within the meaning of the Bank Secrecy Act, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time; (ii) is not in a “non-cooperative jurisdiction” as defined by the Financial Action Task Force; and (iii) is not a financial institution, is not involved in transactions, and is not in a jurisdiction of primary money laundering concern, as defined in section 311 of the PATRIOT Act.
(b)The Subscriber acknowledges that Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department and the Financial Crimes Enforcement Network (“FinCEN”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain non-U.S. countries, territories, entities and

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individuals.~~1~~1 The lists of OFAC prohibited countries, territories, Persons and entities and Executive Order 13224, (Sept. 24, 2001), “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism” can be found on the OFAC website at <http://www.treasury.gov/resource- center/sanctions/pages/default.aspx>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Furthermore, the U.S. Treasury prohibits certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act2 as warranting special measures due to money laundering concerns, which jurisdictions can be found on the FinCEN website at <http://www.fincen.gov/>. The Subscriber should check the OFAC and FinCEN websites before making the following representations: (i) the Subscriber represents and warrants that, to the best of its knowledge, the amounts contributed by it to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations (including, without limitation, anti-money laundering laws and regulations); and (ii) the Subscriber represents and warrants that, to the best of its knowledge, none of (A) the Subscriber, (B) any Person, directly or indirectly, controlling, controlled by or under common control with the Subscriber, (C) if the Subscriber is a privately held entity, any Person having a beneficial interest in the Subscriber or (D) any Person for whom the Subscriber is acting as agent or nominee in connection with this investment in Shares, is prohibited from acquiring Interests pursuant to any laws or regulations described in this Section 2.16(b). Please be advised that the Company may not accept any amounts from a prospective Subscriber if such prospective Subscriber cannot make the representation set forth in this paragraph. If an existing Subscriber cannot make these representations, the Company may require the withdrawal of such Subscriber from the Company.
(c)The Subscriber agrees to notify the Company promptly should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, by prohibiting additional investments from the Subscriber, withholding distributions to the Subscriber and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, take such actions as permitted by the Company’s organizational documents if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber agrees to provide any additional information deemed necessary by the Company to comply with the USA PATRIOT Act and other anti-money laundering laws.
2.16Disqualifying Events. The Subscriber hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D has occurred or is true as of the date hereof with respect to (a) the Subscriber or (b) any beneficial owner of the Subscriber which indirectly holds 20% or more of the total outstanding shares of the Company. The Subscriber shall promptly notify the Company, in writing, in the event that, after the date hereof and at any time the
1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
2 “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Pub. L. No. 107-56). The jurisdictions warranting special measures include, but are not limited to, those found at: https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures.

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Subscriber owns directly or indirectly holds 20% or more of the total outstanding shares of the Company, the foregoing sentence is no longer accurate. The Company shall promptly notify the Subscriber in writing as soon as the Subscriber no longer directly or indirectly holds 20% or more of the total outstanding shares of the Company.
2.17Tax Information.
(a)The Subscriber certifies that the Subscriber has completed and delivered to the Company the appropriate IRS tax form as part of the required Subscription Documents, that the information contained therein is correct and that the name and address information provided in the Subscriber Questionnaire attached hereto as Annex A (the “Subscriber Questionnaire”) are correct.
(b)Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber agrees to provide the Company with any additional tax information or documentation that the Company reasonably requests in order to enable the Company or any affiliate of the Company to comply with or mitigate any of their respective tax reporting, tax withholding or tax compliance obligations.
2.18Subscription Facility.
(a)The Company, Invesco Commercial Real Estate Finance Investments, LP (the “Operating Partnership”), and INCREF Borrower, LLC (the “Operating LLC”; together with the Operating Partnership, the “Operating Vehicles”, and each an “Operating Vehicle”) shall be authorized to incur indebtedness and/or enter into financing arrangements (in each case, including as a guarantor in respect thereof) under such terms and for any purpose permitted under this Subscription Agreement and/or the Articles (or equivalent document for each Operating Vehicle) as it may elect, including, but not limited to, on a joint and several basis with parallel funds, alternative investment vehicles and other affiliates of the Company. In connection therewith, the Company and each Operating Vehicle shall be authorized to pledge, charge, mortgage, assign, transfer and grant security interests to or in favor of a lender in (i) the Unfunded Capital Commitment of the Subscriber, (ii) the rights of the Company under this Subscription Agreement and/or the Articles, including to deliver Purchase Notices, to receive payment by the Subscriber of the purchase price for the Shares and the Subscriber’s Unfunded Capital Commitment, and to enforce all remedies against any subscriber (including the Subscriber pursuant to the terms of this Subscription Agreement) that fails to fund its respective Unfunded Capital Commitment, (iii) this Subscription Agreement and the obligations of the Subscriber hereunder (including to purchase the Shares at the purchase price as and when required under this Subscription Agreement, the Articles and/or pursuant to one or more Purchase Notices, in each case subject to the terms of this Subscription Agreement), (iv) any account into which the Company may direct payment by the Subscriber of the purchase price for the Shares and/or its Unfunded Capital Commitment, in each case pursuant to a Purchase Notice or otherwise, and (v) any related collateral and proceeds thereof (any such financing arrangement or indebtedness, a “Subscription Facility”).
(b)Notwithstanding anything to the contrary, the Subscriber is a Texas public retirement system and does not and will not agree that its obligations to fund its Unfunded Capital Commitment is absolute, unconditional, without defense, counterclaim or offset of any kind, and nothing in any Subscription Document or otherwise shall constitute a waiver of Section 2107.008(b) of the Texas Government Code or any applicable laws. Accordingly, in consideration of the Subscriber’s status as a Texas public retirement system, subject to the Constitution and statutes of the State of Texas,

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except as provided in this Section 2.18(b), the Subscriber shall not be obligated to provide or deliver the information, documentation, opinions or certifications called for in connection with any Subscription Facility or otherwise pursuant to this Section 2.18. The Company acknowledges and agrees that (i) the Subscriber will only be required to provide, and the Subscriber only agrees to provide, to any lender or lender’s agent under any Subscription Facility (x) an accurate “investor letter” which is consistent with “investor letters” that the Subscriber generally provides other credit facility providers of other private equity funds in which the Subscriber has invested, which shall include the form of “investor letter” agreed to by the Subscriber in connection with the initial Subscription Facility, and (y) from time to time upon the request of the Company, a certificate setting forth the remaining amount of the Subscriber’s Unfunded Capital Commitment; (ii) other than the investor letter referred to in clause (i) above, the Subscriber does not acknowledge, confirm, agree or make any of the representations or other statements to the contrary, if any, included in this Subscription Agreement, the Articles or otherwise; and (iii) the Subscriber is not, and shall not become, obligated to make any representations, make any acknowledgements, confirmations or other statements, or deliver the information, documents, acknowledgement agreements, or opinions requested by the Company, the Operating Partnership, a third party lender or other Person with respect to any Subscription Facility or other indebtedness incurred in connection with the Company or otherwise. For avoidance of doubt, the Subscriber shall not be obligated to provide the issuer of any Subscription Facility or any lender or lender’s agent under any indebtedness any legal opinions as to the Subscriber’s due formation, good standing and authority to enter into any Subscription Document or the enforceability of the Subscriber’s obligations under any Subscription Document, or on any other legal issue. Under no circumstances shall the Subscriber be required to issue to any lenders any “parent” or other guarantees of the obligations of the Company, the Operating Vehicles or any other Person.
(c)In consideration of the Subscriber’s status as a Texas public retirement system, to the extent the Subscriber is required to provide the Company, the Operating Company or any lender or lender’s agent with financial information regarding the Subscriber, the information to be delivered shall be limited to such financial information regarding the Subscriber that is publicly available in a form or format existing in the Subscriber’s records. The Subscriber shall not be required to deliver any financial information that is already publicly available from the Subscriber’s website. The Company acknowledges that the comprehensive annual financial report for the most recent fiscal year of the Subscriber is or will usually be available within 181 days after the end of each fiscal year of the Subscriber on the Subscriber’s website at www.TMRS.com.
(d)To induce any such lender to enter into a Subscription Facility with the Company and/or any Operating Vehicle, the Subscriber hereby: (i) acknowledges that the Company has informed the Subscriber that the Company may (x) pledge to a lender the right to issue Purchase Notices and receive all of the Subscriber’s Unfunded Capital Commitment under this Subscription Agreement to secure all obligations made under the Subscription Facility (collectively, the “Obligations”) and, in connection therewith, grant to such lender the right to issue Purchase Notices when an event of default under such Subscription Facility exists, which the Subscriber shall fund, consistent with the terms hereof and its obligations hereunder and under the Articles (subject to the terms of this Subscription Agreement) and (y) pledge to a lender its interest in this Subscription Agreement to secure the Obligations; (ii) confirms that to the Subscriber’s knowledge, as of the date the Subscriber is admitted to the Company, there is no default, or circumstance which currently does, or with the passage of time or notice would, constitute a default under this Subscription Agreement or the Articles; (iii) acknowledges

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that the Company has informed the Subscriber that for so long as the Subscription Facility is in place, the Company may agree with the lender not to amend, modify, supplement, cancel, terminate, reduce (other than with respect to the funded portion of the Subscriber’s Capital Commitment) or suspend any of the Subscriber’s obligations under this Subscription Agreement or the Articles without the lender’s prior written consent; (iv) acknowledges that the Company may, pursuant to its authority under this Subscription Agreement and/or the Articles , in each case, subject to the terms of this Subscription Agreement, instruct the Subscriber to make all future payments to the Company under this Subscription Agreement and the Articles by wire transfer to such account of the Company as the Company may specify and in which the lender may maintain a security interest; (v) acknowledges that the lender under the Subscription Facility has certain consent rights with respect to the transfer of the Subscriber’s ownership interest in the Company, and any such transfer will be subject to any and all transfer restrictions set forth in this Subscription Agreement and/or the Articles (subject to the terms of this Subscription Agreement); and (vi) acknowledges that the lender under the Subscription Facility is extending credit to the Company and/or an Operating Vehicle in reliance on the agreements and acknowledgments of the Subscriber set forth in this Subscription Agreement and the Subscriber’s funding of its Unfunded Capital Commitment in respect of Purchase Notices pursuant to the terms of this Subscription Agreement as such lender’s primary source of repayment. For the avoidance of doubt, all payments in respect of Purchase Notices made by the Subscriber in accordance with this Subscription Agreement for the benefit of the Company’s and/or an Operating Vehicle’s Subscription Facility lenders shall constitute payments made in respect of Purchase Notices by the Subscriber for purposes of this Subscription Agreement and the Articles and shall reduce the Subscriber’s Unfunded Capital Commitment dollar for dollar.
(e)The Subscriber understands, acknowledges and agrees that, in the event of a failure by the Subscriber to pay for any Shares when required under this Subscription Agreement or the Articles or pursuant to a Purchase Notice, in each case, subject to the terms of this Subscription Agreement, the Company and each lender under a Subscription Facility is entitled to pursue any and all remedies available to it under this Subscription Agreement and/or the Articles, subject to the terms of this Subscription Agreement.
(f)Notwithstanding anything herein or in the Articles to the contrary, each lender under a Subscription Facility shall be an express and intended third-party beneficiary of this Subscription Agreement.
2.19Accuracy; Notification Obligation; Further Advice and Assurances. All information that the Subscriber has provided to the Company or the Adviser (including, without limitation, the information in this Subscription Agreement, the Subscriber Questionnaire and each IRS Form W-9 or other IRS Form, if applicable is true, correct and complete as of the date hereof and will be complete and accurate as of the date of each Closing and, in all material respects, as of each date that the Subscriber receives a distribution from the Company and, in all material respects, for so long as the Subscriber holds the Shares, and the Subscriber agrees to notify the Company and the Adviser promptly in writing if any representation, warranty or information contained in this Subscription Agreement (including, without limitation, the Subscriber Questionnaire) becomes untrue or incorrect at any time in any material respect. Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the Company and the Adviser may reasonably request from time to time to verify the accuracy of the Subscriber’s representations and warranties herein, to determine the eligibility of the Subscriber to hold the Shares or to comply with any law, rule or regulation to which the Company or the Adviser may be subject (including,

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without limitation, compliance with anti-money laundering laws and regulations and requirements under the Code applicable to any direct or indirect subsidiary that has elected to be taxed as a real estate investment trust under the Code). Subject to Sections 7.11(g), (h) and (i) of this Subscription Agreement, the Subscriber agrees to respond promptly to each questionnaire from the Adviser requesting information as to the ownership of the Subscriber’s Shares and agrees to provide the Company with such other documents, declarations and other evidence or information as the Company may reasonably request.
3.Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Subscriber as set forth in this Section 3. The Company acknowledges that all representations, warranties and covenants made in this Section 3 shall be deemed made as of the date hereof and as of the date of each purchase of Shares by the Subscriber pursuant to this Subscription Agreement:
1.1The Company is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Company has all requisite power and authority to execute and deliver this Subscription Agreement and to perform all the obligations required to be performed by the Company hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the Company. The person executing this Subscription Agreement on behalf of the Company is duly authorized to do so in the capacity in which such person is executing this Subscription Agreement. This Subscription Agreement and any other documents executed and delivered by the Company in connection herewith have been duly authorized, executed, and delivered by the Company, and are the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.
1.2The execution, delivery and performance of this Subscription Agreement by the Company do not result in any violation of any term of the Articles and do not conflict in any material respect with or constitute a default under the terms of any material agreement, contract, lease (whether as lessor or lessee) or commitment to which the Company is a party.
1.3No consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company (other than those that have been obtained, given or made as of the Effective Date) is required prior to the Effective Date for the valid execution and delivery of this Subscription Agreement or the valid offer and sale of the Shares contemplated by this Subscription Agreement.
1.4The Shares to be issued pursuant to the terms of this Subscription Agreement will, when purchased at each Closing and any time thereafter, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Shares will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Articles or by applicable law), preemptive rights, subscription and similar rights. Assuming the accuracy of the representations and warranties of the Subscriber set forth herein, it is not necessary in connection with the issuance and sale of such Shares to the Subscriber in the manner contemplated by this Subscription Agreement to register such issuance and sale under the Securities Act.
1.5The Company is not in default in the performance of any obligation, agreement or condition to which it is bound or subject which default would reasonably be

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expected to have a material adverse effect on the Company’s business or financial condition.
1.6The Company has not violated, and is not currently in violation of, any statute, regulation, law, order or decree to which the Company is subject that would reasonably be expected to have an adverse effect on the Company’s business or financial condition or impair its ability to carry out any of its obligations under this Subscription Agreement.
1.7The Company is not and will not be, immediately after giving effect to the receipt of payment for the Shares and the application of proceeds thereof as contemplated in the Memorandum, an investment company under the Investment Company Act. The Company does not intend to register as an investment company under the Investment Company Act.
1.8The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
1.9There is no action, suit, arbitration or other legal, administrative or governmental investigation, proceeding or inquiry before or by any court or governmental agency or body, now pending, or, to the knowledge of the Company, threatened against the Company or its subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the Company or which might materially and adversely affect the consummation of this Subscription Agreement.
1.10During the five (5) years preceding the date hereof, there have been no actions, suits, arbitrations, or other legal, administrative, or governmental investigations, proceedings, or inquiries (or settlements in lieu thereof) against the Company resulting in a finding or admission that the Company was guilty of fraud, willful misconduct, a violation of any federal, state, or local securities law or a breach of fiduciary duty owed to investors.
1.11The Company shall maintain Officers and Directors and Fidelity insurance (or other forms of asset protection insurance) coverage in an amount of not less than $10,000,000 per claim and $10,000,000 in the aggregate.
1.12The Company has not (i) entered into any contingent fee or similar relationship with any person or entity associated with the Subscriber concerning its investment in the Company for the purpose of obtaining its participation in the Company or (ii) given, offered to give, or intends to give at any time hereafter any economic opportunity, future employment, gift, loan, gratuity, special discount, trip, favor or service to the Subscriber or its employees in connection with the Company (except as permitted by the Subscriber’s Ethics Policy or Ch. 572, Texas Government Code), and none of the Company or, to the knowledge of the Company, the Subscriber or persons or entities associated with the Subscriber (whether directly or indirectly through affiliates thereof), will receive any incentive or special payments associated with or resulting from the Subscriber’s investment in the Company except as otherwise expressly referenced in the Articles, the letter agreement, dated on or about date hereof, by and between the Subscriber and the Adviser (the “Side Letter”) or this Subscription Agreement or as described in the Memorandum.

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1.13The Company is not a party to any contract with any person or entity that would give rise to a valid claim against the Subscriber for a brokerage commission, finder’s fee or like payment in connection with the sale of the Class F Shares.
1.14The Company will use its best efforts to elect to be taxed as a real estate investment trust (“REIT”) under the Code beginning with the taxable year ended December 31, 2023 and to continue to operate so as to qualify as a REIT thereafter.
4.Lockup Period.
4.1The Subscriber agrees that it shall not, and shall not be entitled to, request that the Company repurchase its Shares pursuant to the Company’s voluntary share repurchase plan prior to the expiration of the Lock-Up Period, provided that, notwithstanding the foregoing, the Subscriber shall be entitled to request that the Company repurchase its Shares during a Lock-Up Suspension Period (as defined below) following the occurrence of a Key Person Event (as defined below) or a Material Strategy Change (as defined below). The Company shall provide prompt written notice to the Subscriber of the occurrence of any Key Person Event and/or Material Strategy Change.
4.2After expiration of the Lock-Up Period or during a Lock-Up Suspension Period, the Subscriber may participate in the Company’s voluntary share repurchase plan by submitting repurchase requests in accordance with the Company’s share repurchase plan procedures; provided that the Subscriber shall provide written notice to the Company if it intends to submit a repurchase request during a Lock-Up Suspension Period. The Company’s obligation to repurchase Common Shares, including Class F Shares, is subject to certain limitations described in the Memorandum.
4.3For purposes of this Section 4:
“Lock-Up Period” shall mean the period beginning on the Effective Date and ending upon the earlier of (1) the date the Company’s aggregate NAV is at least $1.5 billion and (2) March 23, 2028.
“Lock-Up Suspension Period” shall mean (a) upon the occurrence of a Key Person Event, the period beginning on the date of the occurrence of such Key Person Event and ending on the date that is 180 days after receipt by the Subscriber of written notice from the Company of the occurrence of such Key Person Event; provided that, if the Company proposes replacements to one or both Key Persons within such 180-day period and provides written notice to the Subscriber of such proposed replacements, the Lock-Up Suspension Period shall terminate after 4:00 p.m. (Eastern time) on the second to last business day of the month following the month in which the Company provides written notice to the Subscriber of the proposed replacements; and (b) following the occurrence of a Material Strategy Change, the period beginning on the date of the occurrence of such Material Strategy Change and ending on the date that is ninety days after receipt by the Subscriber of written notice from the Company of the occurrence of such Material Strategy Change.
“Key Person Event” means the occurrence of any event that results in both Charlie Rose and Bert Crouch (or any approved replacement thereof)(each a “Key Person”) ceasing to serve as an officer of, or otherwise to be actively involved in the business and affairs of, the Company for a period of at least ninety (90) days; provided, that any Key Person may, without triggering a Key Person Event, (i) serve on boards of directors of public and private companies and retain fees for

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such services for his or her own account, (ii) engage in such civic, professional, industry and charitable activities as he or she shall choose, (iii) conduct and manage his or her personal and family investment activities and (iv) engage in any other activities approved by the Board.
“Material Strategy Change” means an election by the Board to adopt, approve or otherwise cause to be implemented a change to the investment policies and procedures of the Company that represents a fundamental change to investment strategy of the Company (to acquire or originate loans and debt-like preferred equity interests secured by or related to commercial real estate).
5.Indemnification. The Subscriber hereby agrees to indemnify and hold harmless the Company, the Adviser and each of their respective members, managers, partners, affiliates, officers, directors, agents and employees from and against any and all loss, damage, liability, or expense, including costs and reasonable and documented attorneys’ fees (“Losses”), to which any such person may become subject or which they may incur by reason of or in connection with any material breach by Subscriber of any representation, warranty, covenant or agreement set forth in this Subscription Agreement (including in the Subscriber Questionnaire); provided, however, the Company and the Adviser acknowledge that the Subscriber is a public retirement system established pursuant to the Constitution and statutes of the State of Texas and subject to applicable state laws and, notwithstanding any provision in the Articles, this Subscription Agreement, the Memorandum or any other agreement stating or implying that the Subscriber will indemnify, defend or hold harmless the Company, the Adviser or any affiliates thereof or other person or entity, the Subscriber shall be obligated to indemnify, defend, and hold harmless any of the foregoing only to the extent authorized by the law of Texas; provided, further that nothing in this Section 5 shall be interpreted to limit or modify the Subscriber’s obligation to make capital contributions to the Company in accordance with this Subscription Agreement.
6.Classes of Common Shares.
6.1The Company may in the future designate one or more new classes of common stock with terms that differ from the terms of the Class F Shares and offer shares of any such class of common stock. If the Company designates and offers shares of a new class of common stock and such shares provide preferential economic, conversion, repurchase or other rights (other than rights addressing regulatory matters or management fee or performance fee terms offered to a class of shares that will be granted or sold solely to the Adviser or its affiliates, officers, directors employees or other related parties), the Company shall cause the Adviser to promptly notify the Subscriber in writing of such preferential terms and, at the request of the Subscriber and to the maximum extent permitted by Maryland and other applicable law, either amend the terms of the Class F Shares to conform to the terms of the other class or permit the Subscriber to exchange its Class F Shares for shares of the new class.
6.2The Company agrees that the Subscriber shall not be subject to any additional fees as a result of conversion of any of the Subscriber’s Class F Shares into another class of common stock of the Company in connection with liquidation, dissolution or winding up, or any distribution of the assets of the Company pursuant to a plan of liquidation, dissolution or winding up.
7.Further Agreements of the Parties.
7.1This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions therein; provided, however that Sections 2.18(b), 3.12, 5, 7.3 and 7.11 of

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this Subscription Agreement shall be interpreted and enforced in accordance with and governed by the laws and procedural rules of the State of Texas, without regard to principles of conflicts of law.
7.2Any notice, demands or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and received when delivered by (i) hand, (ii) courier or overnight carrier, (iii) registered or certified mail, or (iv) electronic mail, in each case addressed as set forth below.
To the Company:

Invesco Commercial Real Estate Finance Trust, Inc.

2001 Ross Avenue, Suite 3400
Dallas, Texas 75201
Attention: Liz Day
Email: liz.day@invesco.com

To the Subscriber:

The address of the Primary Contact set forth in Section A of the Subscriber Questionnaire.
1.1As the Subscriber is a Texas public retirement system with certain sovereign rights, the Company expressly recognizes that those provisions in any agreement or the Memorandum purporting to (i) subject the Subscriber to litigation or arbitration in a specific jurisdiction other than as provided in this Section 7.3 or (ii) causing the Subscriber to waive its right to certain statutes of limitations or the right to a jury trial are not applicable to or enforceable against the Subscriber and shall not be enforced as against the Subscriber. Without limiting the foregoing, the Company agrees that (i) other than as set forth in this Section 7.3, any consent to jurisdiction contained in any agreement or the Memorandum shall not apply to the Subscriber and (ii) any action that the Company may institute against the Subscriber shall be brought by the Company only in and subject to the exclusive jurisdiction of the District Courts of Travis County; provided that the foregoing shall not apply with respect to mandatory counterclaims brought by the Company in litigation pending in another venue. Further, without limiting the foregoing, the Subscriber does not have the authority to submit to arbitration, and it has not agreed to submit to arbitration.
1.2This Subscription Agreement (including the agreements and other documents delivered hereunder), the Articles, Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of May 18, 2023, as amended on August 24, 2023, and the Side Letter contain the entire agreement between the parties hereto with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by all parties hereto.
1.3This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties hereto. No party hereto may assign any of such party’s respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

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1.4If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.
1.5All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of this subscription by the Company and the closing of the transactions contemplated hereby.
1.6The headings of this Subscription Agreement are for convenience of reference only and shall not limit or otherwise effect the interpretation of any term or provision hereof.
1.7This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
1.8For purposes of this Subscription Agreement, a photographic, photostatic, facsimile, digital, electronic or similar reproduction and transmission by (or on behalf of) a Person of the signature of that Person on a signature page of this Subscription Agreement or other document or writing, as applicable, will have the same effect as that Person signing and delivering that signature page in person to the applicable (or other appropriate) recipient thereof. This Subscription Agreement and any additional information incidental thereto may be maintained as electronic records. Any person providing an electronic signature further agrees to take any and all additional actions, if any, evidencing their intent to be bound by the terms of this Subscription Agreement, as may be reasonably requested by the Company.
1.9Notwithstanding anything to the contrary, the Company acknowledges and agrees to the following:
(a)The Subscriber has informed the Company and the Company understands that the Subscriber, as a Texas statewide governmental body, is subject to Texas laws regulating governmental entities, including, without limitation, the Texas Public Information Act (“PIA”), Chapter 552 of the Texas Government Code and to the Texas Open Meeting Act (“TOMA”), Chapter 551 of the Texas Government Code. As a consequence, the Company hereby acknowledges and agrees that, notwithstanding any provisions in this Subscription Agreement or in the Memorandum to the contrary, the Subscriber shall be relieved from those confidentiality obligations in this Subscription Agreement or the Memorandum that would be in conflict with its obligations under state law, the PIA or TOMA, and that the Company shall not seek damages or otherwise seek to hold the Subscriber liable or otherwise answerable for actions it undertakes which are required for or as a result of compliance with the law. The Company may pursue only procedures and rights granted to such persons under the PIA to keep protected information from being publicly disclosed in the instance of a request falling under the PIA. Further, to prevent subjecting the Subscriber to conflicting mandates of different tribunals and jurisdictions, in the case of a request for information related to the Company from the Subscriber via the PIA, the Company shall employ only the law and process of relief from disclosure as provided in the PIA in response to any PIA request and shall not seek the issuance of any writ, order or decree, whether temporary or permanent, other than in the proper court(s) of the State of Texas, Travis County, Texas, for the purpose of preventing disclosure of claimed confidential information to a requestor of such information. It is agreed that the Subscriber does not submit and shall not be required or requested by the Company to submit to the jurisdiction of any jurisdiction or tribunal

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other than the proper courts of the State of Texas, Travis County, Texas, for the purposes of addressing PIA requests.
(b)Notwithstanding the terms in Section 7.11(a), the Company acknowledges and agrees that the Subscriber shall be entitled to disclose to any person, any information set forth in Section 552.0225(b) of the Texas Government Code or to discuss matters pertaining to this investment at an open meeting under TOMA, all without notifying, seeking prior consent from, or consulting with, the Company, and that such disclosures and discussions shall not be in violation of this Subscription Agreement, the Memorandum or any other agreement relating to the Subscriber’s investment in the Company.
(c)The Company agrees that any confidentiality, end-user or license agreement that the Subscriber may be required to agree to in order to access any website maintained by the Company for the purpose of making certain documents available or delivering notices to the shareholders shall be subject to the confidentiality provisions of this Subscription Agreement.
(d)The Company acknowledges that the Subscriber is a statewide public retirement system created under the laws of the State of Texas and as such there are constitutional and statutory limitations on the authority of the Subscriber to enter into certain terms and conditions, in each case as set forth elsewhere in this Subscription Agreement, in any “investor letter” and/or in any stock ownership limit waiver, including, but not limited to, terms and conditions relating to liens on the Subscriber’s property; disclaimers and limitations of warranties; disclaimers and limitations of liability for damages; waivers, disclaimers and limitations of legal rights, remedies, requirements and processes; limitations of periods to bring legal action; granting control of litigation or settlement to another party; liability for acts or omissions of third parties, payment of attorneys’ fees, dispute resolution; the Subscriber’s indemnification obligations under this Subscription Agreement or otherwise; and confidentiality (collectively, the “Limitations”), and terms and conditions related to the Limitations will not be binding on the Subscriber except to the extent authorized by the laws and Constitution of the State of Texas. In furtherance of the foregoing, to the extent the Subscriber is required to indemnify any person or entity under this Subscription Agreement or otherwise in connection with its subscription, the Subscriber shall be relieved of such obligation to the extent it is not authorized by applicable Texas or U.S. law. In addition and without limiting the foregoing, to the extent the Subscriber is entitled to sovereign or governmental immunity status or protection under Texas law (by statute, comity or otherwise), the Eleventh Amendment to the Constitution of the United States of America, or both, the Subscriber hereby reserves all immunities, privileges, defenses, rights, or actions arising out of its sovereign or governmental status under Texas law (by statute, comity or otherwise) or under the Eleventh Amendment to the Constitution of the United States of America, and no waiver of any such immunities, privileges, defenses, rights, or actions shall be implied or otherwise deemed to exist by reason of the Subscriber’s execution or delivery of this Subscription Agreement, or by reason of any express or implied provision thereof, or any action or omission to act of the Subscriber or the Subscriber’s representatives or agents, whether taken pursuant to this Subscription Agreement or otherwise; provided, however, that this Section 7.11(d) shall not be construed to compromise or limit the contractual liability or obligation of the Subscriber to purchase Class F Shares pursuant to the terms of this Subscription Agreement. For the avoidance of doubt, the Subscriber’s sovereign, governmental immunities include, but are not limited to, all immunities, privileges, defenses, rights or actions available to the Subscriber and its employees, trustees and directors under the laws of Texas and based upon the Subscriber’s status as a governmental public retirement system. The

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Subscriber’s exercise of any legal, regulatory, equitable, or contractual remedies in connection with this Subscription Agreement or otherwise shall not constitute a waiver of the immunities identified herein.
(e)The Company represents and warrants to the Subscriber that none of the Company or any principal or employee thereof having authority to act on behalf of the Company (each a “Fund Sponsor Party”) has given, offered to give, or presently intends to give at any time hereafter, directly or indirectly, any economic opportunity, future employment, loan, gratuity, fee, bonus, commission, pecuniary benefit, special discount, reimbursement, trip or lodging, favor, gift exceeding a de minimis value, or service (i) to any Texas Elected Official (defined below), (ii) to any Subscriber trustee, employee, director, advisor, or consultant of the Subscriber set forth on Annex B (each a “TMRS Person”), or (iii) to any person known by the Company to be an affiliate or an immediate family member (i.e., a spouse, parent, child, sibling, niece, nephew, aunt and/or uncle) of any Texas Elected Official or any TMRS Person, in each case in connection with the Subscriber’s investment in the Company. Without limiting the foregoing and for the avoidance of doubt, the Company represents and warrants to the Subscriber that the Company has not lobbied, had ex parte communication with, or made political contributions to any Texas Elected Official for the purpose of influencing the Subscriber’s decision to invest in or commit capital to the Company. The Company’s representations in this clause (e) do not apply to reimbursement of travel expenses directly to the Subscriber or to business meals, business entertainment, or gifts of de minimis value provided to a Subscriber employee or trustee that a Subscriber employee or State of Texas public official may lawfully accept under Texas law and the Subscriber’s policies. For purposes of this Subscription Agreement, a “Texas Elected Official” means any elected official of the State of Texas, including, without limitation, the governor, lieutenant governor, comptroller of public accounts, or any member of the Texas Legislature.
(f)To the best of the knowledge of the Company, the Company represents and warrants to the Subscriber that no Fund Sponsor Party has been indicted or convicted of bribery or attempting to bribe an officer or employee of the Subscriber or the State of Texas, or has made an admission of guilt of such conduct.
(g)The Subscriber regularly changes trustees and the Company hereby recognizes and agrees that such change will not be considered a transfer of the Subscriber’s Class F Shares or interest in the Company and that the Subscriber need not advise the Company of such change in trustees.
(h)For purposes of clarification and the avoidance of doubt, the Company agrees and acknowledges that, for purposes of any representation, covenant or warranty made by the Subscriber in this Subscription Agreement or otherwise in connection with its subscription, (a) the Subscriber’s pension beneficiaries are not “beneficial owners” of the Subscriber, persons having a “beneficial interest” in the Subscriber or persons described by any other similar term and (b) the Subscriber’s contributing municipalities are not “beneficial owners” of the Subscriber, persons having a “beneficial interest” in the Subscriber or persons described by any other similar term. The Subscriber shall not be deemed to have made any representation, warranty or covenant with respect to (x) any such pension beneficiary or any beneficial interest that any such pension beneficiary may hold or (y) any such contributing municipality. The Subscriber confirms that no individual plan beneficiary owns more than 20% of the beneficial ownership interests in the Subscriber.

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(i)Notwithstanding anything to the contrary in this Subscription Agreement or otherwise in connection with its subscription, except for their names, the Subscriber shall not be obligated to provide the Company with personal identification information about the Subscriber’s board of trustees or any of its officers, directors or employees. Among other things, the Subscriber shall not be obligated to provide the Company with the social security numbers, driver license numbers, copies of forms of identification and residence address information, tax identification numbers or any similar information of the members of the Subscriber’s board of trustees or any of its officers, directors or employees. Notwithstanding anything to the contrary contained in this Subscription Agreement or otherwise in connection with its subscription, the Subscriber shall not be required to deliver financial or other information, documents, forms, statements, representations, opinions, verifications or certifications or execute any document, certificate or instrument or take any other action if doing so would cause the Subscriber to violate any law, rule, regulation, order, decree, statute, policy or guidance applicable to it; provided, that the Subscriber shall use reasonable efforts to cooperate in good faith with the Company to see if there is a mutually acceptable resolution in connection with information reasonably required from the Subscriber for the Company or a Covered Person to comply with laws and regulations applicable to the Company or Covered Persons.
(j)Subject to restrictions applicable to the Company under applicable U.S. securities laws, the Company agrees to furnish to the Subscriber such information requested by the Subscriber in order to comply with any reporting requirements of the Subscriber under any applicable laws, rules or regulations.
(k)In the event of any inconsistency or conflict between the terms of this Subscription Agreement, on the one hand, and the Memorandum, on the other hand, the terms of this Subscription Agreement will control.
[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned parties have executed this Subscription Agreement as of the day and year first above written.
TEXAS MUNICIPAL RETIREMENT SYSTEM

By:/s/ David B. Wescoe______
Name: David B. Wescoe
Title: Executive Director
ACCEPTED, as of the date first set forth above, by
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.

By: /s/ Beth Zayicek_________
Name: Beth Zayicek
Title: Chief Operating Officer

[Signature Page to Invesco Commercial Real Estate Finance Trust, Inc.
Subscription Agreement]
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